Exhibit 99.1
Rackspace Technology Reports First Quarter 2024 Results

•Revenue of $691 million in the First Quarter, down 9% Year-over-Year
•Private Cloud Revenue was $268 million, down 15% Year-over-Year
•Public Cloud Revenue was $422 million, down 5% Year-over-Year
•First Quarter 2024 Cash Flow Used in Operating Activities was $(90) million which includes certain one-time fees related to the debt refinancing; Cash Flow From Operating Activities was $287 million on a Trailing-Twelve-Month Basis

SAN ANTONIO, May 9, 2024 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end, hybrid, multicloud, and AI solutions company, today announced results for its first quarter ended March 31, 2024.

Amar Maletira, Chief Executive Officer, stated, “I’m pleased to announce that first quarter 2024 results exceeded the high-end of guidance for revenue, operating profit, and EPS. We continue to make steady progress on our turnaround, and I’m encouraged by the continued success from implementing our healthcare vertical strategy in Private Cloud and go-to-market execution in our Public Cloud business.”

Mr. Maletira added, “We successfully completed our debt refinancing which provides ample liquidity and runway for our turnaround. Our goal for 2024 is to position the business to generate consistent revenue and profit growth.”

First Quarter 2024 Results

Revenue was $691 million in the first quarter of 2024, a decrease of 9% on a reported and constant currency basis as compared to revenue of $759 million in the first quarter of 2023.

Private Cloud revenue was $268 million in the first quarter of 2024, a decrease of 15% on a reported basis and 16% on a constant currency basis as compared to revenue of $315 million in the first quarter of 2023.

Public Cloud revenue was $422 million in the first quarter of 2024, a decrease of 5% on a reported and constant currency basis compared to revenue of $444 million in the first quarter of 2023.

The first quarter of 2024 included a total of $593 million of non-cash impairment charges compared to $543 million of non-cash impairment charges in the first quarter of 2023.

Loss from operations was $(653) million in the first quarter of 2024, compared to loss from operations of $(581) million in the first quarter of 2023.

Net loss per diluted share is expected to be between $(2.48) and $(2.94) in the first quarter of 2024, compared to net loss per diluted share of $(2.87) in the first quarter of 2023.

Non-GAAP Operating Profit was $16 million in the first quarter of 2024, a decrease of 68% compared to $51 million in the first quarter of 2023.

Non-GAAP Loss Per Share was $(0.11) in the first quarter of 2024, a decrease of 450% as compared to Non-GAAP Loss Per Share of $(0.02) in the first quarter of 2023.

Capital expenditures were $46 million in the first quarter of 2024, compared to $72 million in the first quarter of 2023.

As of March 31, 2024, we had cash and cash equivalents of $283 million with no balance outstanding on our New Revolving Credit Facility ($375 million of undrawn commitments).

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q2 2024 Guidance
Total Revenue	$668 - $678 million
Private Cloud Revenue	$260 - $265 million
Public Cloud Revenue	$408 - $413 million
Non-GAAP Operating Profit	$20 - $22 million
Non-GAAP Loss Per Share	$(0.09) - $(0.11)
Non-GAAP Other Income (Expense)	$(52) – $(54) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	227 – 229 million

Information about Rackspace Technology’s use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures”.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, May 9, 2024, at 4:00pm CT / 5:00pm ET to discuss its first quarter 2024 results. Interested parties may access the conference call as follows:

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations

To obtain a dial-in number, please pre-register at the following link: https://register.vevent.com/register/BI948ffa0430e74a9d85c144912294218d. Registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology is a leading end-to-end, hybrid, multicloud, and AI solutions company. We design, build, and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products, and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, including our expected results for our first quarter 2024 results and our financial outlook, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Preliminary Financial Results

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. These preliminary financial results represent estimates and expectations based on the most current information available. Financial results will not be final until Rackspace Technology files its quarterly report on Form 10-Q for the period. Rackspace Technology does not undertake any obligation to update these preliminary results, except as required by law.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
SELECTED FINANCIAL DATA
(Unaudited)

Results of Operations Data
(In millions, except %)

	Three Months Ended March 31,				Year-Over-Year Comparison
	2023		2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$758.7	100.0%	$690.8	100.0%	$(67.9)	(8.9)%
Cost of revenue	(589.1)	(77.6)%	(558.0)	(80.8)%	31.1	(5.3)%
Gross profit	169.6	22.4%	132.8	19.2%	(36.8)	(21.7)%
Selling, general and administrative expenses	(207.5)	(27.4)%	(192.4)	(27.9)%	15.1	(7.3)%
Impairment of goodwill	(543.1)	(71.6)%	(573.2)	(83.0)%	(30.1)	5.5%
Impairment of assets, net	—	—%	(20.0)	(2.9)%	(20.0)	100.0%
Loss from operations	(581.0)	(76.6)%	(652.8)	(94.5)%	(71.8)	12.4%

Balance Sheet Data
(In millions)

	December 31, 2023	March 31, 2024
Cash and cash equivalents	$196.8	$282.6

Principal balance of debt	$2,892.5	$2,598.2
Unamortized debt issuance costs, debt premium, and debt discount	(29.9)	396.5
Balance sheet carrying value of debt	$2,862.6	$2,994.7

Statement of Cash Flows Data
(In millions)

	Three Months Ended March 31,
	2023	2024
Net cash used in operating activities	$(1.9)	$(90.3)
Net cash used in investing activities	$(11.7)	$(11.1)
Net cash provided by (used in) financing activities	$(41.3)	$188.2

Cash purchases of property, equipment and software	$(12.1)	$(28.1)

SEGMENT DATA

(In millions, except %)	Three Months Ended March 31,		% Change
Revenue by segment:	2023	2024	Actual	Constant Currency (a)
Public Cloud	$443.5	$422.4	(4.7)%	(4.9)%
Private Cloud	315.2	268.4	(14.9)%	(15.5)%
Total consolidated revenue	$758.7	$690.8	(8.9)%	(9.3)%

(a)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended March 31,				Year-Over-Year Comparison
(In millions, except %)	2023		2024
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$23.4	5.3%	$9.3	2.2%	$(14.1)	(60.3)%
Private Cloud	94.0	29.8%	71.7	26.7%	(22.3)	(23.7)%
Total consolidated segment operating profit	117.4		81.0		(36.4)	(31.0)%
Corporate functions (b)	(66.9)		(64.8)		2.1	(3.1)%
Non-GAAP Operating Profit (c)	$50.5		$16.2		$(34.3)	(67.9)%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2024			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$443.5	$422.4	$(0.7)	$421.7	(4.7)%	(4.9)%
Private Cloud	315.2	268.4	(2.1)	266.3	(14.9)%	(15.5)%
Total	$758.7	$690.8	$(2.8)	$688.0	(8.9)%	(9.3)%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, certain business transformation-related costs, and costs related to the Hosted Exchange incident.

	Three Months Ended March 31,
(In millions)	2023	2024
Gross profit	$169.6	$132.8
Share-based compensation expense	2.8	1.9
Special bonuses and other compensation expense (a)	0.7	0.9
Purchase accounting impact on expense (b)	0.6	0.6
Restructuring and transformation expenses (c)	4.7	4.9
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	0.3	—
Non-GAAP Gross Profit	$178.7	$141.1

(a)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(c)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, certain facility closure costs and lease termination expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Operating Profit

We present Non-GAAP Net Income (Loss) and Non-GAAP Operating Profit because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses.

Non-GAAP Operating Profit is one of management's principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit, along with other quantitative and qualitative information, is also one of the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss) or Non-GAAP Operating Profit. Our presentation of Non-GAAP Net Income (Loss) and Non-GAAP Operating Profit should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Loss

	Three Months Ended March 31,
(In millions)	2023	2024
		High	Low
Net loss	$(612.0)	$(545.3)	$(645.3)
Share-based compensation expense	15.2	12.8	12.8
Special bonuses and other compensation expense (a)	2.2	3.1	3.1
Transaction-related adjustments, net (b)	1.3	1.0	1.0
Restructuring and transformation expenses (c)	25.6	20.0	20.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	3.2	0.2	0.2
Impairment of goodwill	543.1	573.2	573.2
Impairment of assets, net	—	20.0	20.0
Net gain on divestiture and investments (d)	(0.1)	(0.1)	(0.1)
Debt modification costs and gain on debt extinguishment	(12.8)	(56.7)	(56.7)
Other adjustments (e)	(2.1)	0.4	0.4
Amortization of intangible assets (f)	40.9	38.7	38.7
Tax effect of non-GAAP adjustments (g)	(9.2)	(91.6)	8.4
Non-GAAP Net Loss	$(4.7)	$(24.3)	$(24.3)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended March 31,
(In millions)	2023	2024
Loss from operations	$(581.0)	$(652.8)
Share-based compensation expense	15.2	12.8
Special bonuses and other compensation expense (a)	2.2	3.1
Transaction-related adjustments, net (b)	1.3	1.0
Restructuring and transformation expenses (c)	25.6	20.0
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	3.2	0.2
Impairment of goodwill	543.1	573.2
Impairment of assets, net	—	20.0
Amortization of intangible assets (f)	40.9	38.7
Non-GAAP Operating Profit	$50.5	$16.2

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Includes legal, professional, accounting and other advisory fees related to acquisitions, certain one-time compliance costs related to being a public company, integration costs of acquired businesses, purchase accounting adjustments, payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, certain facility closure costs, and lease termination expenses. The first quarter of 2024 also includes a $9.0 million MEIA early termination fee associated with the sale of our corporate headquarters.
(d)	Includes gains and losses on investment and from dispositions.
(e)	Primarily consists of foreign currency gains and losses.
(f)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(g)
We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2023 and 2024 interim periods, we based it on an average of the 2022 and estimated 2023 tax rates and 2023 and estimated 2024 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for both periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.

We are providing preliminary estimates of Net loss and the Tax effect of non-GAAP adjustments. Ranges have been provided, rather than specific amounts as the company is finalizing the income tax accounting for the series of debt refinancing transactions completed close to the March 31, 2024 quarter-end date. Due to the compressed timeframe, size and complexity of these transactions, the company requires additional time to complete the income tax assessment. Such preliminary estimated ranges reflect management’s current views and the company’s unaudited financial results of Net loss and tax effects of these transactions for the three months ended March 31, 2024 may differ from the preliminary estimates presented as a result of completion of our income tax procedures and management’s review of results. The preliminary estimates of unaudited results for the three months ended March 31, 2024 are subject to the completion of financial and accounting review procedures and should not be viewed as a substitute for consolidated financial statements prepared in accordance with GAAP for any period, including the period presented.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share but dilutive to Non-GAAP Earnings (Loss) Per Share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP Earnings (Loss) Per Share.

	Three Months Ended March 31,
(In millions, except per share amounts)	2023	2024
		High	Low
Net loss attributable to common stockholders	$(612.0)	$(545.3)	$(645.3)
Non-GAAP Net Loss	$(4.7)	$(24.3)	$(24.3)

Weighted average number of shares - Diluted	213.2	219.8	219.8
Effect of dilutive securities (a)	1.1	5.7	5.7
Non-GAAP weighted average number of shares - Diluted	214.3	225.5	225.5

Net loss per share - Diluted	$(2.87)	$(2.48)	$(2.94)
Per share impacts of adjustments to net loss (b)	2.85	2.37	2.83
Per share impacts of shares dilutive after adjustments to net loss (a)	0.00	0.00	0.00
Non-GAAP Loss Per Share	$(0.02)	$(0.11)	$(0.11)

(a)	Reflects impact of awards that would have been anti-dilutive to net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP Loss Per Share and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan (the "ESPP"), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.